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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-60286, 333-77219, 333-30464, 333-34594 and
333-42964) of Net Perceptions, Inc. of our report dated January 25, 2002 which appears in this Form 10-K.


PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 27, 2002